EXHIBIT 4.05


                     IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                     DEMARCO ENERGY SYSTEMS OF AMERICA, INC.


[Transfer Agent Address]

Gentlemen:

         Reference is made to that certain Secured Convertible Debenture Purchase Agreement (the "Purchase Agreement"), dated as of March 26, 2002, among DeMarco Energy Systems of America, Inc. , a Utah corporation (the "Company"), and the purchasers named therein (the "Holders") pursuant to which the Company is issuing to the Holders its 10% Secured Convertible Debentures (the "Debentures") which shall be convertible into shares of the Company's common stock, $.001 par value per share (the "Common Stock). The shares of Common Stock issuable upon conversion of the Debentures is referred to herein as "Underlying Shares."

         The Company has agreed with the Holders that it will issue the Underlying Shares (or reissue such Underlying Shares if issued at a time when there was not an effective registration statement covering the resale thereof), in either case, free of all restrictive and other legends when there is an effective registration statement covering the resale of the Underlying Shares.

         In furtherance of this instruction, upon the effectiveness of the Registration Statement (as defined in the Purchase Agreement) we have instructed our counsel to deliver to you their opinion letter in the form attached hereto as Exhibit I to the effect that the Registration Statement has been declared effective by the Securities and Exchange Commission and that Underlying Shares are freely transferable by the Holders and accordingly may be issued (or reissued, as applicable) and delivered to the Holders free of all restrictive and other legends.

         You need not require further letters from us or our counsel to effect any future legend-free issuance of shares of Common Stock to the Holders as contemplated by this letter and this letter shall serve as our standing opinion and instructions with regard to this matter.



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         Please be advised  that the Holders  have relied upon this  instruction letter as an inducement to enter into the Purchase Agreement. Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

                                      Very truly yours,

                                      DEMARCO ENERGY SYSTEMS OF AMERICA, INC.

                                      By:  /S/ Victor M. DeMarco
                                           -------------------------
                                      Name:    Victor M. DeMarco
                                      Title:   President/Chief Operating Officer

ACKNOWLEDGED AND AGREED:


-------------------------------
By:
Name:
Title:




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                                                                       Exhibit I
                                 [Legal Opinion]
[Addressee]
[Address]


To Whom It May Concern:


         We are counsel to DeMarco Energy Systems of America, Inc.. (the "Company"). Reference is made to that certain Secured Convertible Debenture Purchase Agreement (the "Purchase Agreement"), dated as of March 26, 2002, among DeMarco Energy Systems of America, Inc. , a Utah corporation (the "Company"), and the purchasers named therein (the "Holders") pursuant to which the Company is issuing to the Holders its 10% Secured Convertible Debentures (the "Debentures") which shall be convertible into shares of the Company's common stock, $.001 par value per share (the "Common Stock). The shares of Common Stock issuable upon conversion of the Debentures is referred to herein as "Underlying Shares."

         The Company has agreed with the Holders that it will issue the Underlying Shares (or reissue such Underlying Shares if issued at a time when there was not an effective registration statement covering the resale thereof), in either case, free of all restrictive and other legends when there is an effective.


         The Registration Statement on Form S-3 (File No. 333-______________) of the Company (the "Registration Statement") was declared effective at ___:____ __.M. Eastern Time on _____________, 2002.

         This letter shall serve as our standing opinion to you that the Underlying Shares are freely transferable by the Holders pursuant to the Registration Statement and, accordingly, you may issue the Underlying Shares (or reissue such Underlying Shares if issued at a time when there was not an effective registration statement covering the resale thereof), in either case, free of all restrictive and other legends.

         You need not require further letters from us to effect any future legend-free issuance of shares of Common Stock to the Holders as contemplated by this letter and this letter shall serve as our standing opinion with regard to this matter.

                                      Very truly yours,
ACKNOWLEDGED AND AGREED:

--------------------------------
By:
Name:
Title:

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